Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT



   Ermanco Incorporated, a wholly-owned subsidiary of Paragon Technologies, Inc.

   SI/BAKER, INC., 50% owned joint venture with McKesson Automation Systems Inc.